77Q1: EXHIBITS

(e)(i) Investment Advisory Agreement




                               GE CONTRA FUND

                       INVESTMENT ADVISORY AGREEMENT

         THIS INVESTMENT ADVISORY AGREEMENT is made as of the 30th day of January, 2006, by and between GE Private Asset Management Funds, a Delaware statutory trust (the "Trust"), on behalf of its GE Contra Fund series (the "Fund") and GE Private Asset Management, Inc., a California corporation (the "Adviser").

                              WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Fund is a series of the Trust having separate assets and liabilities; and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of supplying investment advice as an independent contractor; and

         WHEREAS, the Trust desires to retain the Adviser to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Adviser desires to furnish said advice and services:

         NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

SECTION 1.  INVESTMENT DESCRIPTION: APPOINTMENT

         The Trust desires to employ the Fund's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the Trust's Declaration of Trust dated September 8, 2005, as amended from time to time (the "Declaration"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time and in the manner and to the extent as may from time to time be approved in the manner set forth in the Declaration. Copies of the Trust's Prospectus, the Statement of Additional Information and the Declaration have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as the Fund's investment advisor. The Adviser accepts the appointment and agrees to furnish the services described in Section 2 of this Agreement for the compensation set forth in Section 6 of this Agreement.

SECTION 2.  SERVICES AS ADVISER; APPOINTMENT OF SUB-ADVISERS

         Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will:

                  (a) act in conformity with the Declaration, the Investment Company Act, and the Advisers Act;

                  (b) manage the Fund's assets in accordance with the Fund's investment objective and policies as stated in the Prospectus and Statement of Additional Information;

                  (c)      make investment decisions for the Fund;

                  (d) place purchase and sale orders for securities on behalf of the Fund;

                  (e) exercise voting rights in respect of portfolio securities and other investments for the Fund; and

                  (f) monitor and evaluate the services provided by the Fund's investment sub-advisers(s) (the
                           "Sub-adviser(s)"), if any, under the terms of the applicable investment sub-advisory agreement(s).

         In providing these services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

         Subject to the approval of the Trustees of the Trust and, if required by law, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Adviser may in its sole discretion choose not to employ any sub-adviser(s), and may manage the Fund's assets itself. In the event that a Sub-adviser's engagement has been terminated, the Adviser likewise may, in its sole discretion, arrange for a successor sub-adviser on terms and conditions acceptable to the Fund and the Trust's Board of Trustees, or the Adviser may manage the Fund's assets itself.

SECTION 3.  BROKERAGE

         In executing transactions for the Fund and selecting brokers or dealers, the Sub-adviser(s) will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security or commodity interest, the price of the security or commodity interest, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Sub-adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-adviser or an affiliate exercises investment discretion.

SECTION 4.  INFORMATION PROVIDED TO THE TRUST

         The Adviser will keep the Trust informed of developments materially affecting the Fund and the Adviser will, on its own initiative, furnish the Trust from time to time whatever information the Adviser believes is appropriate for this purpose.

SECTION 5.  STANDARD OF CARE

         The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to holders of the Fund's shares of beneficial interest to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that Fund may have under those laws.

SECTION 6.  COMPENSATION

         (a) In consideration of services rendered pursuant to this Agreement, the Fund will accrue daily and pay monthly a fee to the Adviser at the annual rate of 1.20% of the average daily net assets of the Fund.

         (b) The fee for the period from the commencement of investment operations to the end of the month during which investment operations commence will be prorated according to the proportion that such period bears to the full monthly period, and will be payable that month. Upon any termination of the Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement.

         (c) For the purpose of determining fees payable to the Adviser under this Agreement, the value of the Fund's net assets will be computed in the manner described in the Trust's current Prospectus and/or Statement of Additional Information.

SECTION 7.  COSTS AND EXPENSES

         The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it as well as the payment of the fees of the Sub-adviser(s). The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Fund; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and Statements of Additional Information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the Fund's shareholders and of the officers or Trustees of the Trust; and any extraordinary expenses.

         The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

SECTION 8.  SERVICES TO OTHER COMPANIES OR ACCOUNTS

         The Trust understands that the Adviser and the Sub-adviser(s) may act as investment advisers to fiduciary and other managed accounts, including other investment companies, and the Trust has no objection to the Adviser and Sub-adviser(s) so acting, provided that whenever the Fund and one or more other accounts advised by the Adviser or Sub-adviser(s) have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each account or company. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Trust understands and acknowledges that persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of any kind or nature.

SECTION 9.  TERM OF AGREEMENT

         (a) This agreement will become effective as of January 30, 2006 ("Effective Date"), and shall continue for an initial term of two years from the Effective Date. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a "majority" of the Fund's outstanding voting securities (as defined in the Investment Company Act), provided that in either event the continuance is also approved by a majority of Trustees who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Agreement is terminable, without penalty, on 60 days' written notice, by the Trust's Trustees or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 90 days' written notice, by the Adviser.

         (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act or in rules adopted under the Investment Company Act).

SECTION 10.  MISCELLANEOUS

         (a) The Trust recognizes that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that such other corporations and trusts may include the name "GE" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. The Trust agrees that, at the Adviser's request, the Trust's license to use "GE" will terminate and that the Trust will take all necessary action to change the name of the Trust to a name that does not include "GE."

         (b) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Advisers Act or rules or orders of the SEC.

         (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (e) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust.

         (f) This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                  GE Private Asset
                                  Management Funds on
                                  behalf of GE Contra Fund

                                  By:  /s/ Gurinder Ahluwalia
                                    --------------------------------------------
                                    Name:  Gurinder Ahluwalia
                                    Title: President


                                   GE Private Asset Management, Inc.

                                  By:  /s/ Gurinder Ahluwalia
                                    --------------------------------------------
                                    Name:  Gurinder Ahluwalia
                                    Title: President

(ii) Investment Sub-advisory Agreement

                                 GE CONTRA FUND

                        INVESTMENT SUBADVISORY AGREEMENT

         THIS INVESTMENT SUBADVISORY AGREEMENT is made as of the 30th day of January, 2006, by and between GE Private Asset Management, Inc., a California corporation (the "Adviser"), in respect of GE Private Asset Management Funds, a Delaware statutory trust (the "Trust"), and the Trust's GE Contra Trust series (the "Fund"), and Credit Suisse Asset Management, LLC, a Delaware limited liability company ("Sub-adviser").


                                WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Fund is a series of the Trust having separate assets and liabilities; and

         WHEREAS, each of the Adviser and Sub-adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of supplying investment advice as an independent contractor; and

         WHEREAS, the Adviser desires to retain the Sub-adviser to render advice and services to the Fund pursuant to the terms and provisions of this Agreement, and the Sub-adviser desires to furnish said advice and services;

         NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

1.       Investment Description; Appointment.
         -----------------------------------

(a) The Trust desires to employ the Fund's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the Trust's Declaration of Trust dated September 8, 2005, as amended from time to time (the "Declaration"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"), and in such manner and to such extent as may from time to time be approved by the Trust's Board of Trustees. Copies of the Prospectus, the Statement of Additional Information and the Declaration have been or will be submitted to the Sub-adviser.

(b) The Adviser, with the approval of the Trust, hereby appoints the Sub-adviser to act as an investment Sub-adviser to the Fund for the periods and on the terms set forth in this Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services set forth below for the compensation herein provided.

2.       Services as Sub-adviser.
         -----------------------

(a) Subject to the supervision and written direction of the Adviser, the Sub-adviser will manage the Fund's assets ("Assets") in accordance with: (1) the Declaration, (2) the Investment Company Act, the Advisers Act, all applicable rules and regulations thereunder and all other applicable laws and regulations,
(3) the Fund's investment objective and policies as stated in the Prospectus and Statement of Additional Information, and (4) investment parameters provided in writing by the Adviser from time to time and procedures adopted by the Trust's Trustees. In connection therewith, the Sub-adviser will:

   (i) provide a continuous investment program for the Assets, including investment research and determining whether to purchase, retain or sell securities and other investments on behalf of the Fund. The Sub-adviser is hereby authorized to execute, or place orders for the execution of, all transactions on behalf of the Fund;

  (ii) assist the Trust's custodians and accounting agent in determining or confirming, consistent with the procedures and policies stated in the Prospectus and Statement of Additional Information, the value of any portfolio securities or other portfolio assets represented in the Fund for which the custodians and accounting agent seek assistance from or identify for review by the Sub-adviser;

   (iii) monitor the execution of transactions and the settlement and clearance of the Fund's securities transactions;

   (iv) exercise voting rights in respect of the Fund's portfolio securities;
and

   (v) provide reports to the Trust's Trustees for consideration at quarterly meetings of the Board on the investment program for the Fund and the issuers and securities represented in the Fund, and furnish the Adviser and the Trust's Trustees with such periodic and special reports as the Trust or the Adviser may reasonably request.

(b) In connection with the performance of the services of the Sub-adviser provided for herein, the Sub-adviser may contract at its own expense with third parties for the acquisition of research, clerical services and other administrative services that would not require such parties to be required to register as an investment adviser under the Advisers Act; provided that the Sub-adviser shall remain responsible and liable for the performance of its duties hereunder.

3.       Execution of Transactions.
         -------------------------

(a) The Sub-adviser agrees that it will execute transactions for the Fund only through brokers or dealers appearing on a list of brokers and dealers approved by the Adviser. The Sub-adviser may place orders with respect to the Fund with Mutual Management Corp. or its affiliates in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder and other applicable laws and regulations.

(b) In executing transactions for the Fund, selecting brokers or dealers and negotiating any brokerage commission rates, the Sub-adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Sub-adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate.

(c) In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, to the extent that the execution and price offered by more than one broker or dealer are comparable the Sub-adviser may consider any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-adviser or to the Adviser for use on behalf of the Fund and/or other accounts over which the Sub-adviser or Adviser, or an affiliate of either, exercise investment discretion.

(d) The Sub-adviser will not effect orders for the purchase or sale of securities on behalf of the Fund through brokers or dealers as agents.

(e) In connection with the purchase and sale of securities for the Fund, the Sub-adviser will provide such information as may be reasonably necessary to enable the Trust's custodians and administrator to perform their administrative and recordkeeping responsibilities with respect to the Fund.

4. Information Provided to the Adviser and the Trust; Certain Representations of the Sub-adviser.
    ---------------------------------------------------------------------------

(a) The Sub-adviser agrees that it will make available to the Adviser and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund, including without limitation records relating to trading by employees of the Sub-adviser for their own accounts and on behalf of other clients, to assist the Adviser and the Trust in monitoring compliance with the Investment Company Act and the Advisers Act, as well as other applicable laws and guidelines. The Sub-adviser agrees to cooperate with the Trust and the Adviser and their respective representatives in connection with any such monitoring efforts. The Sub-adviser will furnish the Trust's Trustees with respect to the Fund such periodic and special reports as the Adviser and the Trustees may reasonably request.

(b) The Sub-adviser agrees that it will immediately notify the Adviser and the
Trust: (i) in the event that the Sub-adviser or any of its affiliates becomes subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment Sub-adviser pursuant to this Agreement, or becomes or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority; (ii) of a change in the Sub-adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement; (iii) of any reorganization or change in the Sub-adviser, including any change in its ownership or key employees; or (iv) upon having a reasonable basis for believing that, as a result of the Sub-adviser's managing the Assets, the Fund's investment portfolio has ceased to adhere to the Fund's investment objectives, policies and restrictions as stated in the Prospectus or Statement of Additional Information or is otherwise in violation of applicable law.

(c) The Sub-adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission; and it further agrees to notify the Adviser and the Trust immediately of any material fact known to the Sub-adviser respecting or relating to the Sub-adviser that is not contained in the Prospectus or Statement of Additional Information, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

(d) The Sub-adviser represents and warrants that it is an investment adviser registered under the Advisers Act and other applicable laws and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-adviser has supplied the Adviser and the Trust copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply the Adviser and the Trust, promptly upon preparation thereof, copies of all amendments or restatements of such document. The Sub-adviser further represents that the statements contained in its Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading. The Sub-adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form and to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement. The Sub-adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Investment Company Act and the Advisers Act.

(e) The Sub-adviser represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1 under the Investment Company Act and will provide the Trust with any amendments to such Code.

5.       Books and Records.
         -----------------

(a) In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Sub-adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Trust's request. The Sub-adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by Rule 31a-1 under the Investment Company Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified therein.

(b) The Sub-adviser hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that the Sub-adviser renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

6.       Proprietary and Confidential Information.
         ----------------------------------------

(a) The Sub-adviser agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Fund, the Adviser and prior, present or potential shareholders of the Trust and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing of the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-adviser may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities.

(b) The Sub-adviser represents and warrants that neither it nor any affiliate will use the name of the Trust, the Fund, the Adviser or any of their affiliates in any prospectus, sales literature or other material in any manner without the prior written approval of the Trust or the Adviser, as applicable.

7.       Compensation.
         ------------

(a) In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-adviser a fee that is computed daily and paid monthly at the annual rate of 0.85% of the average daily net assets of the Fund (the "Fund Advisory Fee").

(b) The Fund Advisory Fee for the period from the date of this Agreement becomes effective to the end of the month during which this Agreement becomes effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

(c) For the purpose of determining fees payable to the Sub-adviser, the value of the Fund's net assets shall be computed at the time and in the manner specified in the Prospectus and/or the Statement of Additional Information.

(d) The Sub-adviser shall have no right to obtain compensation directly from the Fund or the Trust for services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

8.       Costs and Expenses.
         ------------------

         During the term of this Agreement, the Sub-adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it and the Trust.

9.       Standard of Care.
         ----------------

         The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the matter to which this Agreement relates, except that the Sub-adviser shall be liable for a loss resulting from a breach of fiduciary duty by the Sub-adviser with respect to the receipt of compensation for services; provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Adviser or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-adviser's reckless disregard of its obligations and duties under this Agreement.

10.      Services to Other Companies or Accounts.
         ---------------------------------------

(a) It is understood that the services of the Sub-adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided that those activities do not adversely affect the ability of the Sub-adviser to perform its services under this Agreement.

(b) On occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as of other investment advisory clients of the Sub-adviser, the Sub-adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-adviser in a manner that is fair and equitable in the exercise of its fiduciary obligations to the Fund and to such other clients. The Sub-adviser shall provide to the Adviser and the Trust all information reasonably requested by the Adviser and the Trust relating to the decisions made by the Sub-adviser regarding allocation of securities purchased or sold, as well as the expenses incurred in a transaction, among the Fund and the Sub-adviser's other investment advisory clients.

(c) The Trust and the Adviser understand and acknowledge that the persons employed by the Sub-adviser to assist in the performance of its duties under this Agreement will not devote their full time to that service. Nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-adviser or any affiliate of the Sub-adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that those activities do not adversely affect the ability of the Sub-adviser to perform its services under this Agreement.

11.      Duration and Termination.
         ------------------------

(a) This Agreement shall become effective on January 30, 2006 or, if a later date, the date it is approved by shareholders of the Fund, and shall continue for two years from that date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act), provided that the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) Notwithstanding the foregoing, this Agreement may be terminated, without penalty (i) by the Adviser at any time, upon sixty (60) days' written notice to the Sub-adviser and the Trust, (ii) at any time by vote of a majority of the Trust's Trustees or by vote of the majority of the Fund's outstanding voting securities, upon notice to the Adviser and the Sub-adviser, or (iii) by the Sub-adviser at any time upon sixty (60) days' written notice to the Adviser and the Trust.

(c) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act and in rules adopted under the Investment Company Act) by any party hereto.

(d) In the event of termination of this Agreement for any reason, all records relating to the Fund kept by the Sub-adviser shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such records by the Sub-adviser.

12.      Amendments.
         ----------

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in accordance with applicable law.

13.      Notices.
         -------

         All communications hereunder shall be given (a) if to the Sub-adviser, to Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, NY 10017 (Attention: General Counsel), telephone: 212-875-3500, telecopy: 212-658-0855, and (b) if to the Adviser or the Trust, c/o GE Private Asset Management, Inc., 16501 Ventura Blvd, Suite 201, Encino, California 91436-2007 (Attention: Regina
M. Fink, Esq.), telephone: (818) 263-0003, telecopy: (818) 495-6711.

14.      Miscellaneous.
         -------------

(a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Advisers Act, or rules or orders of the SEC thereunder.

(b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect.

(c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(d) Nothing herein shall be construed as constituting the Sub-adviser as an agent of the Trust or the Adviser.

(e) This Agreement may be executed in counterparts, with the same effect as if the signatures were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.



                                            GE PRIVATE ASSET MANAGEMENT, INC.



                                            By: /s/ Gurinder Ahluwalia
                                                -------------------------------
                                            Name:
                                            Title:


                                            CREDIT SUISSE ASSET MANAGEMENT, LLC



                                            By: /s/ Steven B. Plump
                                                -------------------------------
                                            Name:   Steven B. Plump
                                            Title:  Managing Director